Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated March 29, 2012, with respect to the financial statements of Airborne, Inc. as of January 31, 2012 and April 30, 2011 and for the period from May 1, 2011 through January 31, 2012, the year ended April 30, 2011, and the period from October 7, 2009 through April 30, 2010, and for Airborne Health, Inc. for the period from May 1, 2009 through October 6, 2009 included in this Current Report on Form 8-K/A of Schiff Nutrition International, Inc. and subsidiaries filed with the Securities and Exchange Commission on April 18, 2012.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Schiff Nutrition International, Inc. and subsidiaries on Forms S-8 (File No. 333-174114, effective May 10, 2011; File No. 333-153139, effective August 22, 2008; File No. 333-128959, effective October 12, 2009; File No. 333-87944, effective May 9, 2002 and File No. 333-27973, effective May 29, 1997).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
April 18, 2012